UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2016, Ms. Hilary S. Ware, Senior Vice President and Chief Administration Officer of Bristow Group Inc. (the “Company”), departed the Company for personal reasons. Ms. Ware and the Company are in the process of negotiating a comprehensive Separation Agreement and Release to address all the terms of her departure from the Company. On an interim basis, Ms. Mary Wersebe, who has served as the Company’s Director of Human Resources Global Operations since May 31, 2014, shall serve as acting Chief Administration Officer while the Company’s senior management and Board of Directors evaluate options for the reorganization of the Chief Administration Officer role and responsibilities.

Item 7.01.	Regulation FD Disclosure.
On July 5, 2016, the Company issued a press release announcing the departure of Ms. Ware from the Company effective July 1, 2016, a copy of which is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description of Exhibit

99.1	Press Release dated July 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: July 5, 2016	By:	/s/ E. Chipman Earle
E. Chipman Earle Senior Vice President, Chief Legal Officer and Corporate Secretary